UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 15, 2023
DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.01 Par Value, Common Stock	DENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2023, Denny’s Corporation (the “Company”) announced that John W. Dillon, President of Denny's, Inc., ceased to be an executive officer of the Company effective on such date. Kelli Valade, the Company's Chief Executive Officer, has assumed the position of President of Denny's, Inc.

In accordance with a letter agreement entered into by Mr. Dillon and the Company on August 15, 2023, Mr. Dillon has agreed to remain in a non-executive employee role through the last day of the 2023 fiscal year, reporting to Ms. Valade to assist in the transition of his prior role. He will continue to receive his base salary at his current rate during that transition period. If he remains in service with the Company through the end of the transition period, he will also be eligible for a full 2023 fiscal year annual incentive award under the Company's Corporate Incentive Plan, subject to actual performance results for the year.

Based on the elimination of his executive officer role, Mr. Dillon's termination of employment as of the end of the transition period will be considered a termination without "cause" under the terms of the Company's Amended and Restated Executive and Key Employee Severance Pay Plan (the "Executive Severance Plan"). As a result, Mr. Dillon will be entitled to receive the amounts provided for by the Executive Severance Plan, including 12 months of salary continuation, 12 months of COBRA premium payments, and outplacement services. Payment of these benefits is subject to Mr. Dillon providing the Company with a release of claims and complying with applicable post-employment covenants, all as otherwise set forth in the Executive Severance Plan. Any outstanding, unvested equity awards will be treated upon termination of employment in accordance with the terms of the award agreements, without modification.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: August 17, 2023	/s/ Robert P. Verostek
Robert P. Verostek
Executive Vice President and
Chief Financial Officer